EXHIBIT 99.2

CYOP SYSTEMS INTERNATIONAL INC.
(the “Company”or “CYOP”)

RESOLUTIONS OF  SHAREHOLDERS

WHEREAS:

The following Resolutions having been consented to in writing by a majority of the Shareholders as required by the by-laws of the Company, hereby WAIVE notice of the time and place of a meeting of the Shareholders of the Company and DO HEREBY CONSENT to the adoption of the following resolutions as at September 19, 2003:

RESOLVED THAT:

1.   The items below have been examined by a majority of Shareholders and are all approved and adopted, and that all acts taken and decisions reached as set forth in such documents be, and they are hereby ratified and approved by a majority of Shareholders of the Company.

2.   The Company wishes to effect a 5-for-1 forward stock split (the "Forward Stock Split") of all outstanding shares of Common Stock of the Company and that the necessary documents to effect the split be filed with the Secretary of the State of Nevada.

3.   The following named persons are hereby elected as members of the Board of Directors of the Company for a period of one (1) year or until the next annual meeting of the shareholders.

1.   Gordon A. Samson

2.   Patrick Smyth

3.   Norman Mackinnon

4.   Mitch White

4.   Ellis Foster, Chartered accountants of 1650 West 1st Avenue, Vancouver, BC V6J 1G1 be appointed accountants for the Company to hold office until its next annual general meeting of the Company or consent to the business required to be transacted at an annual general meeting is signed.

5.   The financial statements as approved by the Directors for the last completed fiscal period of the Company be and they are hereby approved.

DATED as of the 19th day of September, 2003.

"Mitch White"	"Andrea Carley"
Shareholder, Mitch White	Shareholder, Andrea Carley

"Stephen White"	"Richard Gallo"
Shareholder, Stephen White	Shareholder, Richard Gallo

F:\CC\10456.001\final shareholder resolution.doc

CERTIFICATION BY SECRETARY

I, Andrea Carley, the Secretary of the Company certify that the above noted Shareholders hold an aggregate over 19 million shares of the Company, representing 66.11% of the Company’s issued and outstanding voting stock, and that this percentage meets the shareholder majority required to transact business as set out in Bylaws of the Company.

Dated: September 19th, 2003

"Andrea Carley"
Andrea Carley